Unaudited pro forma consolidated balance sheet as of December 31, 2008; and unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated statement of stockholders’ equity for the years ended December 31, 2008

SAVOY ENERGY CORP.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Arthur Kaplan Cosmetics Inc.	Plantation Exploration Inc.	Combined	Pro Forma		Adjusted ProForma
	As of December 31, 2008		Totals	Adjustments	AJE	Totals

ASSETS

Current Assets:
Cash	$540	$-	$540	$-		$540
Accrued Production Revenue		21,022	21,022			21,022

Total Current Assets	540	21,022	21,562	-		21,562

Property and Equipment		99,080	99,080			99,080

Oil and Gas Properties, full cost method
Costs subject to ammortization		554,421	554,421			554,421
Costs not subject to ammortization		-	-			-

Oil and Gas Properties, net	-	554,421	554,421	-		554,421

TOTAL ASSETS	$540	$674,523	$675,063	$-		$675,063

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$2,258	$206,244	$208,502	$-		$208,502
Related party payable	29,500		29,500	(29,500)	2	-
Accured interest payable	3,694		3,694	(2,956)	2	738
Notes payable	-	420,000	420,000			420,000
Bank overdraft	-	20,629	20,629			20,629

Total Current Liabilities	35,452	646,873	682,325	(32,456)		649,869

Long-Term Liabilities:
Asset retirement obligation	-	9,102	9,102	-		9,102

Total Long-Term Payables	-	9,102	9,102	-		9,102

Total Liabilities	35,452	655,975	691,427	(32,456)		658,971

Stockholders' Equity:
Preferred stock	-	5,000	5,000	(5,000)	1	-
Common stock	15,100	1,000	16,100	(1,000)	1	7,000
				2,000	1
				(10,100)	2
Additional paid-in capital	(9,090)	30,000	20,910	(30,000)	1	67,466
				34,000	1
				9,090	2
				33,466	2
Accumulated deficit	(40,922)	(17,452)	(58,374)			(58,374)

Total Stockholders' Equity	(34,912)	18,548	(16,364)	32,456		16,092

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$540	$674,523	$675,063	$-		$675,063

SAVOY ENERGY CORP.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Arthur Kaplan Cosmetics Inc.	Plantation Exploration Inc.	Combined	Pro Forma		Pro-Forma Adjusted Combined
	For the Year Ended December 31, 2008		Totals	Adjustments	AJE	Totals

REVENUES

Oil and gas revenues	$-	$263,351	$263,351	$-		$263,351

Total Revenues	-	263,351	263,351	-		263,351

COST OF SALES
Lease operating expenses		383,369	383,369			383,369

Total Cost of Sales	-	383,369	383,369	-		383,369

GROSS PROFIT	-	(120,018)	(120,018)	-		(120,018)

OPERATING EXPENSES

General and administrative	8,363	22,287	30,650			30,650
Professional fees		103,083	103,083
Depreciaton and depletion		64,175	64,175			64,175

Total Costs and Expenses	8,363	189,545	197,908	-		197,908

OPERATING LOSS	(8,363)	(309,563)	(317,926)	-		(317,926)

OTHER INCOME (EXPENSE)

Interest expense	(2,652)	(4,000)	(6,652)	-		(6,652)
Gain (loss) on sale of assets	-	(44,988)	(44,988)	-		(44,988)

Total Other Income (Expense)	(2,652)	(48,988)	(51,640)	-		(51,640)

NET LOSS	$(11,015)	$(358,551)	$(369,566)	$-		$(369,566)

Notes to Unaudited Pro Forma Consolidated Financial Statements
December 31, 2008

On MERGEDATE, Arthur Kaplan Cosmetics, Inc. entered into an Agreement and Plan of with Plantation Exploration, Inc., (“Plantation Exploration”) a privately held Texas corporation, and Plantation Exploration Acquisition, Inc. (“Acquisition Sub”), a newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, Acquisition Sub merged with and into Plantation Exploration (the “Merger”) on MERGEDATE, with the filing of articles of merger with the Texas secretary of state.  As a result of the Merger, Plantation Acquisition no longer exists and Plantation Exploration became a wholly-owned subsidiary.

Subsequently, on MERGEDATE2, we merged with another wholly-owned subsidiary of our company, known as Savory Energy Corporation, in a short-form merger transaction under Nevada law and, in connection with this short form merger, changed our name to Savoy Energy Corporation.

The balance sheets of Savoy Energy Corporation and Plantation Exploration, Inc. are as of December 31, 2008.  The statement of operations of Savoy Energy Corporation and Plantation Exploration, Inc. are as of the year ended December 31, 2008.

(1)
Reflects the issuance of 2,000,000 shares of Savoy Energy Corporation for all outstanding shares of Plantation Exploration, Inc. whereby Plantation Exploration, Inc. became a wholly owned subsidiary of Savoy Energy Corporation.

(2)
Reflects the sale of the cosmetics business formerly belonging to Arthur Kaplan Cosmetics, Inc.  The sale consisted of the retirement of 10,100,000 shares owned by Mr. Kaplan, former Chief Executive Officer and sole director of Kaplan Cosmetics, Inc., as well as the forgiveness of $32,455 in related party payables.